UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):	October 23, 2026

Arcosa, Inc.

(Exact name of registrant as specified in its charter)
Delaware	1-38494	82-5339416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Common Stock ($0.01 par value)	ACA	NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, on June 21, 2026, Arcosa, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CRH Americas, Inc., a Delaware corporation (“Parent”), and Neon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On October 23, 2026 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is an indirect wholly owned subsidiary of CRH plc, a public limited company incorporated under the laws of Ireland (“CRH”).

The Company’s stockholders approved a proposal to adopt and approve the Merger Agreement at a special meeting held on September 4, 2026.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, and the other descriptions thereof set forth in this Current Report on Form 8-K, do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on the Closing Date, the Company terminated its Second Amended and Restated Credit Agreement, dated as of August 23, 2023, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, the “Credit Agreement”). The Credit Agreement provided for a $700 million senior secured revolving credit facility and a senior secured term loan facility in the original principal amount of $700 million. The Company repaid all outstanding borrowings under the Credit Agreement, consisting of approximately $450.1 million in principal, accrued interest and other amounts due, and all obligations under the Credit Agreement were terminated. The related guarantees and liens were released, subject to customary surviving obligations. The Company did not incur any material early termination fees or penalties in connection with the termination of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of Company common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) Company Restricted Stock Awards (as defined below), (ii) shares owned or held in treasury by the Company or owned by Parent or Merger Sub immediately prior to the Effective Time, and (iii) shares issued and outstanding immediately prior to the Effective Time (other than such shares referenced in clauses (i) and (ii)) that were held by a holder who did not vote in favor of the adoption of the Merger Agreement (or consent thereto in writing) and has properly exercised appraisal rights in respect of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $150.00 in cash, without interest, less any applicable withholding taxes (the “Merger Consideration”), and all such shares of Common Stock ceased to be outstanding, were automatically cancelled and ceased to exist.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each restricted stock unit award covering shares of Common Stock (each, a “Company RSU Award”) and each share of restricted Common Stock (each, a “Company Restricted Stock Award” and, together with Company RSU Awards, the “Company Equity Awards”), in each case that was granted prior to June 21, 2026 and was outstanding and unvested immediately prior to the Effective Time, became vested and was converted into the right to receive an amount in cash, less any applicable tax withholding, equal to (i) the number of shares of Common Stock subject to such Company Equity Award, multiplied by (ii) the $150.00 per share Merger Consideration, plus the amount of any accrued but unpaid dividend equivalents with respect to such Company Equity Award. The number of shares of Common Stock subject to performance-based Company RSU Awards was determined with performance levels deemed achieved at the greater of (x) 100% of the target level of all performance measures and (y) the actual level of performance achieved prior to the Effective Time, as determined by the Company’s Board of Directors (the “Board”) (or an appropriate committee thereof).

The aggregate cash consideration paid in respect of the Common Stock and cash-settled Company Equity Awards was approximately $7.5 billion.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) and the NYSE Texas, Inc. (the “NYSE Texas”) that the Merger had been completed and requested that the NYSE and the NYSE Texas suspend trading of the Common Stock prior to the opening of trading on October 23, 2026, and that the Common Stock be removed from listing on both the NYSE and the NYSE Texas. The Company also requested that the NYSE and the NYSE Texas each file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of all shares of the Common Stock from the NYSE and the NYSE Texas and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Common Stock on the NYSE and the NYSE Texas was halted prior to the opening of trading on the Closing Date.

Following the effectiveness of the delisting of the Common Stock from the NYSE and the NYSE Texas, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of all shares of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of the Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information in the Introduction and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a wholly-owned subsidiary of Parent and, accordingly, a change in control of the Company occurred. Parent obtained the funds to pay the Merger Consideration through the proceeds of the loans under a $3.25 billion bridge facility agreement and a $2.5 billion term loan facility each entered into with J.P. Morgan SE as agent and certain lenders, together with cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, each member of the Board as of immediately prior to the Effective Time resigned and ceased to be a director of the Company, and in connection with the Merger, each of the officers of the Company as of immediately prior to the Effective Time ceased to serve in his or her capacity as an officer of the Company. Each departure was in connection with the completion of the Merger and was not related to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub became the directors and officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the Effective Time, pursuant to the Merger Agreement, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the second amended and restated certificate of incorporation and amended and restated bylaws, respectively, of the Company, with the Company retaining “Arcosa, Inc.” as its name. Copies of the Company’s second amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of June 21, 2026, among Arcosa, Inc., CRH Americas, Inc. and Neon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 22, 2026).

3.1	Second Amended and Restated Certificate of Incorporation of Arcosa, Inc.
3.2	Amended and Restated Bylaws of Arcosa, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

October 23, 2026	By:	/s/ David Toolan
Name: David Toolan
Title: Treasurer